UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2011

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

At the Annual Shareholders meeting held on April 27, 2011, the Company submitted to vote of security-holders the following matters that received the indicated votes:

1.               Set the number of members of the Board of Directors at seven:

FOR	3,634,023
AGAINST OR WITHHELD	4,470
ABSTAIN	0
BROKER NON-VOTE	769,538

2.               Election of Directors:

NOMINEE	FOR	AGAINST OR WITHHELD	BROKER NON-VOTE
John L. Morgan	3,619,889	18,604	769,538
Jenele C. Grassle	3,622,196	16,297	769,538
Kirk A. MacKenzie	3,621,196	17,297	769,538
Dean B. Phillips	3,621,196	17,297	769,538
Paul C. Reyelts	3,621,196	17,297	769,538
Mark L. Wilson	3,621,196	17,297	769,538
Steven C. Zola	3,620,196	18,297	769,538

3.               Ratify the appointment of GRANT THORNTON, LLP as independent registered public accounting firm for the 2011 fiscal year.

FOR	4,408,027
AGAINST OR WITHHELD	4
ABSTAIN	0

Item 7.01                Regulation FD Disclosure

On April 27, 2011, Winmark Corporation (“Company”) announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.03 per share will be paid on June 1, 2011 to shareholders of record on the close of business on May 11, 2011. Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 8.01                Other Events

On April 27, 2011, Winmark Corporation (“Company”) announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.03 per share will be paid on June 1, 2011 to shareholders of record on the close of business on May 11, 2011. Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: April 28, 2011	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated April 27, 2011